UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CASELLA WASTE SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Jeffrey A. Stein Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 (617) 526-6000	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004-2541 (202) 739-5947

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Casella Waste Systems, Inc., a Delaware corporation (“Casella” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its stockholders in connection with its 2015 Annual Meeting of Stockholders to be held on Friday, November 6, 2015, and at any and all adjournments or postponements thereof (the “2015 Annual Meeting”). On September 22, 2015, Casella filed with the SEC its definitive proxy statement and accompanying definitive WHITE proxy card in connection with its solicitation of proxies to be used at the 2015 Annual Meeting.

Letter to Stockholders First Used on October 21, 2015

Attached hereto is a letter dated October 21, 2015 that Casella is mailing to stockholders, together with a WHITE proxy card, in which Casella comments on the proxy contest by JCP Investment Partnership, LP (“JCP”) and the other participants in its solicitation with respect to the 2015 Annual Meeting. As previously announced, JCP and the other participants in its solicitation are pursuing a proxy contest to elect two nominees to the Casella Board of Directors at the 2015 Annual Meeting.

Important Information And Where To Find It

Casella, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Casella’s stockholders in connection with the matters to be considered at Casella’s 2015 Annual Meeting of Stockholders. On September 22, 2015, Casella filed a definitive proxy statement and accompanying definitive WHITE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from Casella stockholders in connection with the matters to be considered at Casella’s 2015 Annual Meeting of Stockholders. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in such definitive proxy statement, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY CASELLA WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the definitive proxy statement, any amendments or supplements to the definitive proxy statement, the accompanying definitive WHITE proxy card, and any other documents filed by Casella with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at the Investor Relations section of Casella’s corporate website at www.casella.com, by writing to Casella’s Corporate Secretary at Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, VT 05701, or by calling Casella’s Corporate Secretary at (802) 772-2257.

LETTER TO STOCKHOLDERS DATED OCTOBER 21, 2015

VOTE THE WHITE PROXY CARD FOR

ALL OF CASELLA’S HIGHLY QUALIFIED BOARD NOMINEES

October 21, 2015

Dear Fellow Casella Stockholder:

IMPORTANT BREAKING NEWS!

2015 has been an exciting year for Casella Waste Systems, Inc. Over the past year, we have made a number of announcements related to our improved financial and operating results and our efforts to refresh the Board of Directors that is overseeing our efforts to drive stockholder value. In this regard, we once again have some very exciting news to share with you.

CASELLA ANNOUNCES PRELIMINARY FINANCIAL RESULTS

FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2015

DEMONSTRATING IMPROVED FINANCIAL RESULTS DRIVEN BY STRONG EXECUTION

On October 19, 2015, Casella reported preliminary results for the three-month period ended September 30, 2015, and demonstrated that it continues to execute well against key strategies driving improved financial performance. Third quarter preliminary financial highlights included the following:

•	Revenues were $146.2 million, up $4.3 million, or 3.0%, from the same period in 2014.

•	Operating Income was $12.7 million, up $2.1 million, or 19.5%, from the same period in 2014.

•	Net income attributable to common stockholders was $2.3 million, up $1.2 million, or 112.6%, from the same period in 2014.

During the third quarter, we continued to execute well against our key strategies of increasing landfill returns, improving collection route profitability, creating incremental value through resource solutions, reducing financial and operational risks, and improving our balance sheet. In addition, Casella has continued to demonstrate its commitment to reducing leverage and increasing its cash flow generation by retiring its highest cost debt. During the third quarter, Casella permanently retired $9.7 million of it 7.75% Senior Subordinated Notes due 2019 using positive cash flow generated year-to-date.

IN THE LATEST SIGNIFICANT CHANGE TO THE CASELLA BOARD

TO BE IMPLEMENTED OVER THE PAST YEAR,

JAMES E. O’CONNOR HAS BEEN NAMED AS CASELLA’S LEAD INDEPENDENT DIRECTOR

On the same date that we announced our improved financial results, we also announced that James E. O’Connor, a waste management industry veteran who joined the Casella Waste Systems, Inc. Board of Directors in July 2015, has been appointed to serve as the Casella Board’s lead independent director effective immediately.

We believe Mr. O’Connor is extremely well suited to serve as the Casella Board’s lead independent director. We also believe that his past experience leading the Board of Directors of Republic Services, Inc., the second largest waste management company in North America, his 40 years of experience in the waste management industry and his experience serving on the board of directors of other publicly-traded companies provides him with the relevant leadership, industry and governance experience needed for a strong lead independent director. Mr. O’Connor’s appointment is the result of constructive input from our stockholders and is further evidence of our ongoing commitment to enhance the ability of our Board to serve the long-term interests of stockholders.

The change in leadership of the Casella Board announced earlier this week is the latest significant change in the Casella Board to be implemented over the past year. Reflective of the Casella Board’s continuing commitment to recruit new independent and highly-qualified directors that have perspectives, insights, experiences and competencies that expand the depth and breadth of the Board, Mr. O’Connor and fellow waste management industry veteran William P. Hulligan, both of whom are standing for re-election to the Casella Board at the 2015 Annual Meeting, were added to the Casella Board as independent directors within the past four months after a year-long director search process. Messrs. O’Connor and Hulligan are two of the most experienced, accomplished and admired individuals in the waste management industry.

Messrs. Hulligan and O’Connor bring to the Casella Board extensive senior management and governance experience at leading waste management companies as well as a track record of driving growth and stockholder value creation. As Casella continues to execute on its ongoing strategic initiatives to drive revenues and enhance profitability, the experience and expertise of Messrs. Hulligan and O’Connor will be extremely valuable to Casella.

With the recent additions of Messrs. Hulligan and O’Connor to the Casella Board, the Casella Board is composed of nine highly-qualified and experienced directors, seven of whom are independent, and boasts a broad and diverse set of skills and experiences in the areas of solid waste collection, recycling, disposal services, operations, accounting, finance, mergers and acquisitions, capital markets, capital allocation, capital structure, risk management, and strategic planning.

SUPPORT YOUR BOARD’S HIGHLY QUALIFIED NOMINEES

BY VOTING THE WHITE PROXY CARD TODAY

The upcoming Annual Meeting is a significant event that could determine the future of Casella. Your vote is important – no matter how many shares you own – as no stockholder is too small.

Whether or not you plan to attend the Annual Meeting, we urge you to sign, date and return the enclosed WHITE proxy card in the postage-paid envelope provided and vote FOR ALL your Board’s highly qualified and very experienced nominees – John W. Casella, William P. Hulligan and James E. O’Connor. You may also vote by telephone or Internet by following the instructions on the enclosed WHITE proxy card.

We also urge you to discard any proxy card or voting instruction form you may receive from JCP. Even a WITHHOLD vote with respect to JCP’s nominees on its proxy card will cancel any proxy previously given to Casella. If you previously signed a proxy card sent to you by JCP, you can revoke that proxy card and vote for your Board’s recommended nominees by voting a new WHITE proxy card. Only your latest-dated proxy card will count. Your Board encourages you to vote each WHITE proxy card you receive.

On behalf of your Board of Directors, we thank you for your continued support of Casella. We look forward to communicating further with you in the coming weeks.

Sincerely,

John W. Casella Chairman & CEO	James E. O’Connor Lead Independent Director

VOTE THE WHITE PROXY CARD TODAY!

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If you have any questions, require additional copies of Casella’s proxy materials or need assistance in voting your WHITE proxy card, please contact our proxy solicitor at the phone numbers or email listed below:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect) or Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

Forward-Looking Statements

Certain matters discussed in this letter, including, but not limited to, the statements regarding preliminary financial results, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. Similarly, statements that describe the objectives, plans or goals of Casella are forward-looking. Such forward-looking statements include, but are not limited to, statements regarding the anticipated proxy contest by JCP Investment Management, LLC and the other participants in its solicitation, Casella’s initiatives to improve Casella’s performance and increase its growth and profitability, Casella’s future operational and financial performance, Casella’s actions taken or contemplated to enhance its long-term prospects and enhance value for its stockholders, Casella’s efforts to execute on and implement its strategic plan, Casella’s plans to simplify its business structure, Casella’s actions taken or contemplated with respect to corporate and board governance, Casella’s plans to improve its cash flows and reduce its risk exposure by divesting or closing operations that do not fit within its core strategy, Casella’s plans to strengthen its balance sheet, promote financial flexibility and position Casella to achieve its target growth trajectory and Casella’s plans to achieve its three (3) year financial objectives and to drive additional value creation for the benefit of all its stockholders. These forward-looking statements are based on current expectations, estimates, forecasts and projections and management’s current beliefs and assumptions and, accordingly, are not guarantees of future performance. Such forward-looking statements, and all phases of Casella’s operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in Casella’s forward-looking statements. There are a number of important risks and uncertainties that could cause Casella’s actual events to differ materially from those indicated or implied by such forward-looking statements. These additional risks and uncertainties include, without limitation, risks related to the actions of JCP and other activist stockholders, including the amount of related costs incurred by Casella and the disruption caused to Casella’s business activities by these actions and those risks detailed in Item 1A, “Risk Factors” in Casella’s Form 10-KT for the transition period ended December 31, 2014, in its Form 10-Q for the quarterly period ended June 30, 2015 and in its subsequent filings with the Securities and Exchange Commission (“SEC”). Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Casella undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Important Information And Where To Find It

Casella, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Casella’s stockholders in connection with the matters to be considered at Casella’s 2015 Annual Meeting of Stockholders. On September 22, 2015, Casella filed a definitive proxy statement and accompanying definitive WHITE proxy card with the SEC in connection with the solicitation of proxies from Casella stockholders in connection with the matters to be considered at Casella’s 2015 Annual Meeting of Stockholders. Information

VOTE THE WHITE PROXY CARD TODAY!

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regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in such definitive proxy statement, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY CASELLA WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the definitive proxy statement, any amendments or supplements to the definitive proxy statement, the accompanying definitive WHITE proxy card, and any other documents filed by Casella with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at the Investor Relations section of Casella’s corporate website at www.casella.com, by writing to Casella’s Corporate Secretary at Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, VT 05701, or by calling Casella’s Corporate Secretary at (802) 772-2257.

VOTE THE WHITE PROXY CARD TODAY!

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